                         Exhibit 23.1

                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated April 21, 1999 accompanying the financial statements of the Morgan Stan-ley Dean Witter Select Equity Trust, The Competitive Edge Best Ideas Portfolio Series 99-2, included herein and to the refer-ence to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   ---------------------
                                   Deloitte & Touche LLP




April 21, 1999
New York, New York